UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant To Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[x]  Definitive information statement

                              GEORGIA POWER COMPANY
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                 NOTICE OF 2005
                                 ANNUAL MEETING
                            & INFORMATION STATEMENT

                              WWW.GEORGIAPOWER.COM

                                                       (GEORGIA POWER LOGO)

                             GEORGIA POWER COMPANY
                                ATLANTA, GEORGIA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Georgia Power Company will be held on May 18, 2005 at 7:30 a.m., Eastern Time, at the Company's Auditorium, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308, to elect 10 members of the board of directors and to transact any other business that may properly come before said meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 11, 2005 will be entitled to notice of and to vote at said meeting or any adjournment or postponement thereof.

The Information Statement and the 2004 Annual Report are included in this mailing.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Janice G. Wolfe
Janice G. Wolfe
Corporate Secretary

Atlanta, Georgia
April 22, 2005

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
General Information............................................................  1

Shareholder Proposals..........................................................  1

Nominees for Election as Directors.............................................  2

Corporate Governance...........................................................  4

Director Nomination Process....................................................  6

Communications to the Board....................................................  6

Board Attendance at Annual Meeting of Shareholders.............................  6

Audit Committee Report.........................................................  7

Compensation and Management Succession Committee Report........................  9

Compensation Committee Interlocks and Insider Participation.................... 11

Certain Relationships and Related Transactions................................. 11

Executive Compensation Information............................................. 12

Stock Ownership Table.......................................................... 17

                             INFORMATION STATEMENT

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GENERAL INFORMATION
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This Information Statement is furnished by Georgia Power Company (the "Company") in connection with the 2005 Annual Meeting of Shareholders and any adjournment or postponement thereof. The meeting will be held on May 18, 2005 at 7:30 a.m., Eastern Time, at the Company's Auditorium, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308. This Information Statement is initially being provided to shareholders on or about April 22, 2005.

At the meeting, we will elect 10 members to the board of directors and transact any other business that may properly come before the meeting. We are not aware of any other matters to be presented at the meeting; however, the holder of the Company's common stock will be entitled to vote on any other matters properly presented.

All shareholders of record on the record date of April 11, 2005 are entitled to notice of and to vote at the meeting. On that date, there were 7,761,500 shares of common stock outstanding and entitled to vote, all of which are held by The Southern Company ("Southern Company"). There were also 145,689 shares of preferred stock outstanding on that date. With respect to the election of directors, all of the outstanding shares of preferred stock are entitled to vote as a single class with the Company's common stock. Each share of outstanding common stock counts as one vote and each share of outstanding preferred stock counts as one vote. Neither the Company's charter nor by-laws provides for cumulative voting rights.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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SHAREHOLDER PROPOSALS
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Shareholders may present proper proposals for inclusion in the Company's information statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2006 annual meeting, shareholder proposals must be received by the Company no later than February 21, 2006.

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NOMINEES FOR ELECTION AS DIRECTORS
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A board of 10 directors is to be elected at the annual meeting, with each director to hold office until the next annual meeting of shareholders and until the election and qualification of a successor. If any named nominee becomes unavailable for election, the board may substitute another nominee.

Below is information concerning the nominees for director stating, among other things, their names, ages, positions and offices held and brief descriptions of their business experience. The information is current as of the date of this Information Statement.

MICHAEL D. GARRETT - Director since 2004
Mr. Garrett, 55, is president and chief executive officer of the Company. He previously served as president of the Company from January 2004 to April 2004; president and chief executive officer and director of Mississippi Power Company from May 2001 to December 2003 and executive vice president -- customer service of Alabama Power Company from January 2000 to May 2001.

JUANITA POWELL BARANCO - Director since 1997
Ms. Baranco, 56, is executive vice president of Baranco Automotive Group, Lilburn, Georgia. She is a director of Cox Radio, Inc.

ROBERT L. BROWN, JR. - Director since 2003
Mr. Brown, 53, is president and chief executive officer of R.L. Brown & Associates Inc. (architectural/construction management company), Decatur, Georgia. He is a director of Citizens Trust Bank.

RONALD D. BROWN - Director since 2004
Mr. Brown, 51, is president and chief executive officer of Atlanta Life Financial Group (financial services company), Atlanta, Georgia. He previously served as chief executive officer and managing partner of the Variant Group LLC, Atlanta, Georgia, from 2001 to 2004 and chief executive officer of SYNAVANT Inc., Atlanta, Georgia, from 2000 to 2001.

ANNA R. CABLIK - Director since 2001
Ms. Cablik, 52, is president of Anatek, Inc. and Anasteel Supply Company, LLC (supplier of fabricated concrete reinforcing steel); president of MassAna Construction (general construction), Marietta, Georgia; and a partner of PanAmerican Logistics, PanAmerican International and Atlanta International Foods, Atlanta, Georgia. She is a director of Branch Banking and Trust Company.

DAVID M. RATCLIFFE - Director since 1999
Mr. Ratcliffe, 56, is chairman of the board, president and chief executive officer of Southern Company. He previously served as president of Southern Company from April 2004 until July 2004; executive vice president of Southern Company from May 1999 until April 2004; president and chief executive officer of the Company from May 1999 to January 2004 and chairman and chief executive officer of the Company from January 2004 to April 2004. He is a director of CSX Corporation and Southern Company system companies -- Alabama Power Company and Southern Power Company.

D. GARY THOMPSON - Director since 2003
Mr. Thompson, 58, retired as chief executive officer of Georgia Banking, Wachovia Bank, N.A., Atlanta, Georgia, and executive vice president of Wachovia Corporation, Charlotte, North Carolina, effective December 2004.

RICHARD W. USSERY - Director since 2001
Mr. Ussery, 57, is chairman of Total System Services, Inc. (TSYS) (credit card processing facility), Columbus, Georgia.

WILLIAM J. VEREEN - Director since 1988
Mr. Vereen, 64, is chairman, president and chief executive officer of Riverside Manufacturing Company (manufacturer and sales of uniforms), Moultrie, Georgia. He is a director of Gerber Scientific, Inc.

E. JENNER WOOD, III - Director since 2001
Mr. Wood, 53, is chairman, president and chief executive officer of SunTrust Bank, Central Group and executive vice president of SunTrust Banks Inc., Atlanta, Georgia. He previously served as president of SunTrust Bank, Atlanta and SunTrust Bank Georgia from 2000 to 2001. He is a director of Oxford Industries, Inc. and Crawford & Company.

Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.

VOTE REQUIRED

The majority of the votes cast by the shares outstanding and entitled to vote at a meeting at which a quorum is present is required for the election of directors. Southern Company, as the owner of all of the Company's outstanding common stock, will vote for all of the nominees above.

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CORPORATE GOVERNANCE
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HOW IS THE COMPANY ORGANIZED?
The Company is managed by a core group of officers and governed by a board of directors that currently consists of 10 members. The current nominees for election as directors consist of eight non-employee directors, the president and chief executive officer of the Company and the president and chief executive officer of Southern Company.

WHAT ARE DIRECTORS PAID FOR THEIR SERVICES?
  - Standard Arrangements. The following fees are paid to the Company's directors for service as a member of the board of directors and any board committee(s), except that employee directors received no fees or compensation for service as a member of the board of directors or any board committee. At the election of the director, all or a portion of the cash retainer may be payable in Southern Company common stock, and all or a portion of the total fees may be deferred under the Company's deferred compensation plan for its directors until membership on the board is terminated.

    Annual Cash Retainer Fee..............  $22,000

    Committee Chair Annual Retainer.......  $3,000

    Annual Stock Retainer Fee.............  520 shares of Southern Company common stock

    Meeting Fees..........................  $1,800 for each board meeting attended; $1,200 for each committee meeting attended; and $1,200 for each
                                            site visit, extra session or conference fee

  - Pension Plan. There is no pension plan for non-employee directors.

  - Other Arrangements. No director received compensation for services as a director during the year ended December 31, 2004 in addition to or in lieu of that specified by the standard arrangements specified above.

GOVERNANCE POLICIES AND PROCESSES
Southern Company owns all of the Company's outstanding common stock, which represents a substantial majority of the overall voting power of the Company's equity securities, and the Company has listed only debt and preferred securities on the New York Stock Exchange (the "NYSE"). Accordingly, under the rules of the NYSE, the Company is exempt from most of the NYSE's listing standards relating to corporate governance. The Company has voluntarily complied with certain of the NYSE's listing standards relating to corporate governance where such compliance was deemed to be in the best interests of the Company's shareholders. In addition, under the rules of the Securities and Exchange Commission (the "SEC"), the Company is exempt from the audit committee requirements of Section 301 of the Sarbanes-Oxley Act of 2002 and, therefore, is not required to have an audit committee or an audit committee report on whether it has an audit committee financial expert.

EXECUTIVE SESSIONS

It is the policy of the directors to hold an executive session of the non-employee directors without management participation at each scheduled board of directors meeting. The chair of the Controls and Compliance Committee presides over such executive sessions. Information on how to communicate with the chair of the Controls and Compliance Committee and the non-employee directors is provided under "Communications to the Board" below.

COMMITTEES OF THE BOARD

CONTROLS AND COMPLIANCE COMMITTEE:
  - Members are Ms. Baranco, Chair; Mr. Ussery and Mr. Vereen
  - Met four times in 2004
  - Oversees the Company's internal controls and compliance matters

The Controls and Compliance Committee provides, on behalf of the board, oversight of the Company's system of internal control, compliance, ethics and employee concerns programs and activities. Its responsibilities include review and assessment of such matters as the adequacy of internal controls, the internal control environment, management risk assessment, response to reported internal control weaknesses, internal auditing and ethics and compliance program policies and practices. The Controls and Compliance Committee reports activities and findings to the board and the Southern Company Audit Committee. The Controls and Compliance Committee meets periodically with management, internal auditors and independent auditors to discuss auditing, internal controls and compliance matters.

The Southern Company Audit Committee provides broad oversight of the Company's financial reporting and control processes. The Southern Company Audit Committee reviews and discusses the Company's financial statements with management, the internal auditors and the independent auditors. Such discussions include critical accounting policies and practices, alternative financial treatments, proposed adjustments and control recommendations. Such discussions also include significant management judgments and estimates, reporting or operational issues and changes in accounting principles, as well as any disagreements with management.

The charter of the Southern Company Audit Committee is available on Southern Company's website (www.southerncompany.com). The Southern Company Audit Committee has authority to appoint, compensate and oversee the work of the independent auditors.

COMPENSATION COMMITTEE:
  - Members are Ms. Cablik, Chair; Mr. Ronald Brown and Mr. Thompson
  - Met three times in 2004
  - Oversees the administration of the Company's compensation arrangements

The Company's Compensation Committee reviews and provides input to Southern Company's Compensation and Management Succession Committee on the performance and compensation of its president and chief executive officer and makes recommendations regarding the fees paid to members of the board of directors.

Southern Company's Compensation and Management Succession Committee approves the corporate performance goals used to determine incentive compensation and establishes the mechanism for setting compensation levels for the Company's executive officers. It also administers executive compensation plans and reviews management succession plans.

DIVERSITY COMMITTEE:
  - Member is Ms. Baranco
  - Met two times in 2004
  - Dissolved in February 2005 and its responsibilities were assumed by the Controls and Compliance Committee as part of compliance oversight

EXECUTIVE COMMITTEE:
  - Members are Mr. Garrett, Chair; Ms. Baranco; Mr. Vereen and Mr. Wood
  - Met one time in 2004
  - Acts in place of full board on matters that require board action between meetings of the board to the extent permitted by law and within certain limits set by the board

FINANCE COMMITTEE:
  - Members are Mr. Wood, Chair; Mr. Robert L. Brown and Ms. Cablik
  - Met four times in 2004
  - Reviews the Company's financial and fiscal affairs and recommends/approves actions on behalf of the board

NUCLEAR OVERSIGHT COMMITTEE:
  - Members are Mr. Vereen, Chair; Mr. Ussery and Mr. Thompson
  - Met three times in 2004
  - Reviews nuclear operations activities

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The board of directors met five times in 2004. Average director attendance at all board and committee meetings was 97 percent. No director nominee attended less than 75 percent of applicable meetings.

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DIRECTOR NOMINATION PROCESS
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The Company does not have a nominating committee. The full board, with input from the Company's president and chief executive officer, identifies director nominees. The board evaluates candidates based on the requirements set forth in the Company's by-laws and regulatory requirements applicable to the Company.

Southern Company owns all of the Company's common stock and, as a result, Southern Company's affirmative vote is sufficient to elect director nominees. Consequently, the board does not accept proposals from preferred shareholders regarding potential candidates for director nominees. Southern Company's president and chief executive officer is on the Company's board and may propose on behalf of Southern Company potential candidates for director nominees.

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COMMUNICATIONS TO THE BOARD
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Shareholders and other parties interested in communicating directly with the Company's board of directors, the chair of the Controls and Compliance Committee or the non-employee directors can contact them by writing c/o Corporate Secretary, Georgia Power Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308. The Corporate Secretary will receive the correspondence and forward it to the individual director or directors to whom the correspondence is directed or the chair of the Controls and Compliance Committee. The Corporate Secretary will not forward any correspondence that is unduly hostile, threatening, illegal, not reasonably related to the Company or its business or similarly inappropriate.

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BOARD ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS
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The Company does not have a policy relating to attendance at the Company's annual meeting of shareholders by directors. The Company does not solicit proxies for the election of directors because the affirmative vote of Southern Company is sufficient to elect the nominees and, therefore, holders of the Company's preferred stock rarely attend the annual meeting. Consequently, a policy encouraging directors to attend the annual meeting of shareholders is not necessary. One of the Company's directors attended the Company's 2004 annual meeting of shareholders.

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AUDIT COMMITTEE REPORT
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The Southern Company Audit Committee (the "Audit Committee") oversees the Company's financial reporting process on behalf of the board of directors of Southern Company. The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements of the Company in the Annual Report with management. The Audit Committee also reviews the Company's quarterly and annual reports on Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee's review process included discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements.

The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, rules and regulations of the Public Company Accounting Oversight Board ("PCAOB") and SEC and the NYSE corporate governance rules. In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company including the matters in the written disclosures made under Rule 3600T of the PCAOB, which, on an interim basis, has adopted Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining their independence.

The Audit Committee discussed the overall scopes and plans with the Company's internal and independent auditors for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also meets privately with Southern Company's compliance officer. The Audit Committee held 14 meetings during 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors of Southern Company (and the board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and filed with the SEC. The Audit Committee also reappointed Deloitte & Touche LLP as the Company's independent auditors for 2005. At the 2005 annual meeting of Southern Company's shareholders, its shareholders will be asked to ratify the Audit Committee's selection of the independent auditors.

Members of the Committee:

J. Neal Purcell, Chair
Francis S. Blake
Donald M. James
Zack T. Pate

PRINCIPAL ACCOUNTING FIRM FEES

The following represents the fees billed to the Company for the two most recent fiscal years by Deloitte & Touche LLP ("Deloitte & Touche") -- the Company's principal accountant for 2003 and 2004:

                                                               2003      2004
                                                              ----------------
                                                               (IN THOUSANDS)
Audit Fees(1)                                                 $1,136    $2,869
Audit-Related Fees(2)                                            413        41
Tax Fees                                                          --        --
All Other Fees                                                    --        --
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Total                                                         $1,549    $2,910
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(1) Includes services performed in connection with financing transactions.
(2) Includes internal control review services and accounting consultations in 2003.

The Audit Committee (on behalf of Southern Company and all of its subsidiaries, including the Company) has adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services that includes requirements for the Audit Committee to pre-approve services provided by Deloitte & Touche. This policy was initially adopted in July 2002 and since that time, all services included in the chart above have been pre-approved by the Audit Committee.

Under the policy, the independent auditor delivers an annual arrangements letter which provides a description of services anticipated to be rendered to the Company by the independent auditor for the Audit Committee to approve. The Audit Committee's approval of the independent auditor's annual arrangements letter constitutes pre-approval of all services covered in the letter. In addition, under the policy, the Audit Committee has pre-approved the engagement of the independent auditor to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and services related to consultation on routine accounting and tax matters. The Audit Committee has delegated pre-approval authority to the chair of the Audit Committee with respect to permissible services up to a limit of $50,000 per engagement. The chair of the Audit Committee is required to report any pre-approval decisions at the next scheduled Audit Committee meeting.

Under the policy, prohibited non-audit services are services prohibited by the SEC to be performed by the Company's independent auditors. These services include bookkeeping or other services related to the preparation of accounting records of the Company, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing services, management functions or human resources, broker-dealer, investment advisor or investment banking services, legal services and expert services unrelated to the audit and any other service that the PCAOB determines is impermissible. In addition, officers of the Company may not engage the independent auditor to perform any personal services, such as personal financial planning or personal income tax services.

PRINCIPAL ACCOUNTING FIRM REPRESENTATION

No representative of Deloitte & Touche is expected to be present at the 2005 Annual Meeting of Shareholders unless no later than three business days prior to the day of the meeting the Company's Corporate Secretary has received written notice from a shareholder addressed to the Corporate Secretary at Georgia Power Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308 that such shareholder will attend the meeting and wishes to ask questions of a representative of Deloitte & Touche.

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COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT
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Southern Company's Compensation and Management Succession Committee (the "Committee") is responsible for the oversight and administration of the Company's executive compensation program. The Committee is composed entirely of independent, non-employee directors and operates pursuant to a written charter, which is available on Southern Company's website (www.southerncompany.com).

TOTAL EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY
The executive compensation program is based on a philosophy that total executive compensation must be competitive and must be tied to the Company's and Southern Company's short- and long-term performance. With the objective of maximizing Southern Company shareholder value over time, our program aligns the interests of our executives and the Company's and Southern Company's shareholders.

DETERMINATION OF TOTAL EXECUTIVE COMPENSATION
The Committee retains an independent executive compensation consultant who provides information on total executive compensation paid at other large companies in the electric and gas utility industries. Most of these companies are included in the 20 companies that comprise the S&P Electric Utility Index. Based on the market data, total executive compensation targets are set at an appropriate size-adjusted level. This means that for target level performance, the program is designed to pay executives an amount that is at or about the median of the market. Total executive compensation is paid through an appropriate mix of both fixed and performance-based (incentive) compensation. Because the program focuses on incentive compensation, actual total compensation paid can be above or below the targets based on actual corporate performance.

COMPONENTS OF TOTAL EXECUTIVE COMPENSATION
The primary components of the executive compensation program are:

- Base pay (salary);
- Short-term incentives (annual performance bonuses); and
- Long-term incentives (stock options and performance-based dividend equivalents).

The Company also provides certain perquisites that the Committee reviews periodically to determine if they are reasonable and appropriate. The primary perquisites provided by the Company are financial planning services, club memberships (for business use) and home security.

BASE PAY

A range for base pay is determined for each executive officer, including Mr. Garrett, by comparing the base pay at the appropriate peer group of companies described previously. Base pay is generally set at a level that is at or below the size-adjusted median paid at those companies because of the emphasis on incentive compensation in the executive compensation program. The 2004 base pay level for the named executive officers, including Mr. Garrett, was at or near the median.

ANNUAL PERFORMANCE BONUSES

Annual bonuses are paid through the Southern Company Omnibus Incentive Compensation Plan. All executive officers participated in this plan in 2004.

PERFORMANCE GOALS
Annual performance bonuses are based on the attainment of corporate performance goals and attainment of the Company's adjusting goals. All performance goals were set in the first quarter of the year.

For 2004, the corporate performance goals included specific targets for:

- Southern Company earnings -- earnings per share ("EPS") and
- The Company's return on equity ("ROE").

The Committee believes that accomplishing the corporate goals is essential for the Company's and Southern Company's continued success and sustained financial performance. A target performance level is set for each corporate performance goal. Performance above or below the targets results in proportionately higher or lower bonus payments. The bonus amount is then adjusted, up or down, based on the degree of achievement of the Company's adjusting goals related to such measures as capital expenditures, cash flow, safety, customer satisfaction, system reliability, plant availability and diversity. A target percentage of base pay is established for each executive officer, based on his or her position level, for target-level performance. Annual performance bonuses may range from 0 percent of the target to 220 percent based on actual corporate performance. An additional amount of up to 10 percent of base pay also may be paid for exceptional individual performance. No bonuses are paid if performance is below a threshold level or if a minimum earnings level is not reached. Also, no bonuses are paid if Southern Company's current earnings are not sufficient to fund the Southern Company common stock dividend at the same level as the prior year. The Committee also capped the maximum amount for the annual performance bonus for Mr. Garrett at 0.6 percent of Southern Company's net income.

ANNUAL BONUS PAYMENTS
Performance met or exceeded the target levels in all areas in 2004, resulting in bonuses that exceeded the target levels.

Mr. Garrett's annual performance bonus under the Southern Company Omnibus Incentive Compensation Plan for target-level performance was 75 percent of his base pay. The target percentage of base pay for the other executive officers was 50 percent. Each individual's bonus paid for 2004 performance was based 30 percent on the degree of achievement of Southern Company's EPS goal and 70 percent on the degree of achievement of the Company's ROE goal. Performance for both goals exceeded the target, resulting in bonus payouts to all named executive officers that were 204 percent of their respective target bonuses.

LONG-TERM INCENTIVES

The Committee bases a significant portion of the total compensation program on long-term incentives, including Southern Company stock options and performance dividend equivalents.

STOCK OPTIONS
Executives are granted options with 10-year terms to purchase Southern Company's common stock at the market price on the date of the grant under the terms of the Southern Company Omnibus Incentive Compensation Plan. The estimated annualized value represented approximately 17 percent of Mr. Garrett's total target compensation and 17 to 18 percent for the other named executive officers. The size of prior grants was not considered in determining the size of the grants made in 2004. The options fully vest upon retirement and expire at the earlier of five years from the date of retirement or the end of the 10-year term.

PERFORMANCE DIVIDENDS
The executive officers, including Mr. Garrett, also are paid performance-based dividend equivalents on most stock options held at the end of the year. Dividend equivalents can range from 25 percent of the Southern Company common stock dividend paid during the year if Southern Company total shareholder return over a four-year period, compared to a group of other utility companies, is at the 30th percentile to 100 percent of the dividend paid if it reaches the 90th percentile. No dividend equivalents are paid if the total Southern Company shareholder return over the period is below the 30th percentile or if Southern Company's earnings are not sufficient to fund the current Southern Company common stock dividend. For eligible stock options held on December 31, 2004, all participants, including the named executive officers received, a payout of $1.22 per option for above-target performance under the Southern Company Omnibus Incentive Compensation Plan.

OTHER COMPENSATION

The Company participates in the Southern Company Deferred Compensation Plan for eligible employees, including the executive officers. Participation is voluntary and permits deferral of up to 50 percent of salary and up to 100 percent of bonus awards. Except for certain prescribed hardship conditions, all amounts are deferred until termination of employment. A participant has two investment options under this plan -- a prime-rate investment option and an option that tracks the performance of Southern Company common stock, neither of which produce above-market earnings. This is an unfunded plan and all amounts deferred are payable out of the general assets of the Company. The Committee has reviewed the terms of this plan. The Committee does not consider earnings on deferred compensation in establishing total compensation targets.

The Company also participates in additional non-qualified deferred compensation plans and arrangements that provide post-retirement compensation. In addition, the Committee reviews other benefit programs that are generally available to all employees of the Company.

POLICY ON INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain executives' compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Code and that has been approved by shareholders. Southern Company has obtained shareholder approval of the Omnibus Incentive Compensation Plan. However, because the policy is to maximize long-term shareholder value, tax deductibility is only one factor considered in setting compensation.

SUMMARY

The Committee believes that the policies and programs described in this report link pay and performance and serve the best interest of the Company's and Southern Company's shareholders. The Committee frequently reviews the various pay plans and policies and modifies them as it deems necessary to continue to attract, retain and motivate talented executives.

Members of the Committee:

G.J. St. Pe', Chair
D.P. Amos
T.F. Chapman

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
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Southern Company's Compensation and Management Succession Committee is made up of non-employee directors who have never served as executive officers of Southern Company or the Company. During 2004, none of Southern Company's or the Company's executive officers served on the board of directors of any entities whose directors or officers serve on Southern Company's Compensation and Management Succession Committee.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
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Mr. E. Jenner Wood, III is chairman, president and chief executive officer of SunTrust Bank, Central Group and executive vice president of SunTrust Banks, Inc. Mr. D. Gary Thompson retired as chief executive officer of Georgia Banking, Wachovia Bank, N.A. and executive vice president of Wachovia Corporation. During 2004, these banks furnished a number of regular banking services in the ordinary course of business to the Company. The Company intends to maintain normal banking relations with all of the aforesaid banks in the future.

During 2004, the Company leased a building for $78,375 and purchased uniforms for $186,084 from Riverside Manufacturing Company; purchased reinforced steel from Anasteel & Supply Company, LLC for $69,453 and paid $117,000 to MassAna Construction, LLC for site preparation and foundation construction services for substations. Mr. William J. Vereen is chairman, president and chief executive officer of Riverside Manufacturing Company. Ms. Anna R. Cablik is president of Anasteel & Supply Company, LLC and of MassAna Construction, LLC.

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EXECUTIVE COMPENSATION INFORMATION
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EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
The Company has adopted Southern Company's Change in Control Program, which is applicable to its officers, and as a part of the program, the Company has entered into an individual change in control agreement with Mr. Garrett. If an officer is involuntarily terminated, other than for cause, within two years following a change in control of Southern Company or the Company, the program provides for:
      - lump sum payment of two or three times annual compensation,
      - up to five years' coverage under group health and life insurance plans,
      - immediate vesting of all stock options, stock appreciation rights and restricted stock previously granted,
      - payment of any accrued long-term and short-term bonuses and dividend equivalents and
      - payment of any excise tax liability incurred as a result of payments made under any individual agreement or the program.

A Southern Company change in control is defined under the program as:
      - acquisition of at least 20 percent of Southern Company's stock,
      - a change in the majority of the members of Southern Company's board of directors in connection with an actual or threatened change in control,
      - a merger or other business combination that results in Southern Company's stockholders immediately before the merger owning less than 65 percent of the voting power after the merger or
      - a sale of substantially all the assets of Southern Company.

A change in control of the Company is defined under the program as:
      - acquisition of at least 50 percent of the Company's stock,
      - a merger or other business combination unless Southern Company controls the surviving entity or
      - a sale of substantially all of the assets of the Company.

Southern Company also has amended its short- and long-term incentive plan to provide for pro-rata payments at not less than target-level performance if a change in control occurs and the plan is not continued or replaced with a comparable plan or plans.

On May 31, 2002, Southern Company, Southern Company Services, Inc. and Mr. Christopher Womack entered into a Deferred Compensation Agreement which, upon Mr. Womack's termination, will pay him a monthly amount equal to the difference in the amount he receives from the Southern Company Pension Plan and Supplemental Executive Retirement Plan and the amount he would have received had he been employed by a subsidiary or an affiliate of Southern Company for an additional eight years. This agreement also contains customary releases and an agreement by Mr. Womack to not engage in specified competitive activities for two years following his retirement.

On May 12, 2003, Southern Company Services, Inc., Southern Nuclear Operating Company, Inc., Alabama Power Company and Mr. James Miller entered into an Amended and Restated Supplemental Pension Agreement which, upon Mr. Miller's termination, will pay him a monthly amount equal to the difference in the amount he receives from the Southern Company Pension Plan and the amount he would have received had he been employed by a subsidiary or an affiliate of Southern Company for an additional 10 years.

On September 17, 2003, the Company, Southern Company Services, Inc., Southern Company and Mr. C.B. Harreld entered into an Amended and Restated Supplemental Pension Agreement which, upon Mr. Harreld's retirement, will pay him a monthly amount equal to the difference in the amount he receives from the Southern Company Pension Plan and the amount he would have received had he been employed by a subsidiary or an affiliate of Southern Company for an additional 10 years.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning each chief executive officer and the other four most highly compensated executive officers of the Company serving during 2004.

                                                                                          LONG-TERM COMPENSATION
                                                                                         -------------------------
                                                      ANNUAL COMPENSATION                  NUMBER OF
                                          --------------------------------------------    SECURITIES     LONG-TERM
                                                                          OTHER ANNUAL    UNDERLYING     INCENTIVE    ALL OTHER
NAME AND PRINCIPAL                                                        COMPENSATION   STOCK OPTIONS    PAYOUTS    COMPENSATION
POSITION                                  YEAR   SALARY ($)   BONUS ($)      ($)(1)        (SHARES)       ($)(2)        ($)(3)
---------------------------------------------------------------------------------------------------------------------------------
MICHAEL D. GARRETT(4)                     2004    498,323      764,213      161,355          53,419       231,474      122,563
President, Chief Executive
Officer, Director
---------------------------------------------------------------------------------------------------------------------------------
DAVID M. RATCLIFFE(4)                     2004    802,372    1,723,874        6,521         355,296       838,495       39,317
Chief Executive Officer,                  2003    606,558      927,416        3,876          83,780       459,813       33,597
Director                                  2002    573,018      865,767        4,550          92,521       522,736       33,309
---------------------------------------------------------------------------------------------------------------------------------
JAMES H. MILLER, III(5)                   2004    291,698      294,772       79,597          27,361       192,587       14,546
Senior Vice President,
General Counsel
---------------------------------------------------------------------------------------------------------------------------------
WILLIAM C. ARCHER                         2004    276,867      291,928        3,716          25,582       168,992       14,412
Executive Vice President                  2003    262,894      267,282        3,142          26,560       234,317       14,029
                                          2002    253,715      253,008       47,788          29,741       212,476       88,334
---------------------------------------------------------------------------------------------------------------------------------
C.B. HARRELD(6)                           2004    263,053      277,362        5,156          24,306        87,902       13,902
Executive Vice President,                 2003    240,504      231,977       10,153          19,117       111,832       28,027
Chief Financial Officer,
Treasurer
---------------------------------------------------------------------------------------------------------------------------------
CHRISTOPHER C. WOMACK                     2004    278,010      250,897        8,530          26,310       218,962       27,630
Senior Vice President                     2003    266,274      246,799       11,074          26,923       247,563       23,648
                                          2002    256,070      242,464        6,537          30,018       205,720       12,516
---------------------------------------------------------------------------------------------------------------------------------

(1) This column reports tax reimbursements on certain perquisites and personal benefits as well as on additional incentive compensation, if applicable. Additional incentive compensation is reported in the All Other Compensation column. In 2004, the amount for Messrs. Garrett and Miller also includes country club dues of $60,000 and $37,500, respectively.

(2) Payout of performance dividend equivalents on most stock options granted after 1996 that were held by the named executive officer at the end of the performance periods under the Southern Company Omnibus Incentive Compensation Plan for the four-year performance periods ended December 31, 2002, 2003 and 2004, respectively. Dividend equivalents can range from 25 percent of the Southern Company common stock dividend paid during the last year of the performance period if Southern Company total shareholder return over the four-year period, compared to a group of other large utility companies, is at the 30th percentile to 100 percent of the dividend paid if it reaches the 90th percentile. No dividend equivalents are paid if the total Southern Company shareholder return over the period is below the 30th percentile or if Southern Company's earnings are not sufficient to fund the current Southern Company common stock dividend. For eligible stock options held on December 31, 2002, 2003 and 2004, all named executive officers received a payout of $1.355, $1.385 and $1.22 per option, respectively.

(3) Company contributions in 2004 to the Employee Savings Plan ("ESP"), the Employee Stock Ownership Plan ("ESOP") and non-pension related accruals under the Supplemental Benefit Plan ("SBP") are provided in the following table:

                          NAME                             ESP     ESOP     SBP
---------------------------------------------------------------------------------
Michael D. Garrett                                        $9,225   $740   $15,900
---------------------------------------------------------------------------------
David M. Ratcliffe                                         8,567    740    30,010
---------------------------------------------------------------------------------
James H. Miller, III                                       8,585    740     5,221
---------------------------------------------------------------------------------
William C. Archer                                          8,365    621     5,426
---------------------------------------------------------------------------------
C.B. Harreld                                               9,225    740     3,937
---------------------------------------------------------------------------------
Christopher C. Womack                                      9,225    740     5,165
---------------------------------------------------------------------------------

     In 2004, Messrs. Garrett and Womack received additional incentive compensation in the amounts of $25,000 and $12,500, respectively. In 2004, Mr. Garrett received additional relocation assistance of $71,698. In 2003, Messrs. Womack and Harreld received additional incentive compensation of $10,000 and $15,554, respectively. In 2002, this amount for Mr. Archer includes additional incentive compensation of $75,000.

(4) Effective January 1, 2004, Mr. Ratcliffe resigned as president of the Company and Mr. Garrett assumed the role of president of the Company. Effective April 1, 2004, Mr. Ratcliffe resigned as chief executive officer of the Company and became president of Southern Company. Mr. Garrett became chief executive officer of the Company effective the same day.

(5) Mr. Miller became an executive officer of the Company in March 2004.

(6) Mr. Harreld became an executive officer of the Company in June 2003 and resigned from the Company effective March 17, 2005.

STOCK OPTION GRANTS IN 2004

The following table sets forth all stock option grants to the named executive officers of the Company during the year ending December 31, 2004.

                               NUMBER OF
                               SECURITIES   PERCENT OF TOTAL
                               UNDERLYING   OPTIONS GRANTED    EXERCISE OR                GRANT DATE
                                OPTIONS     TO EMPLOYEES IN    BASE PRICE    EXPIRATION     PRESENT
            NAME               GRANTED(1)    FISCAL YEAR(2)     ($/SH)(1)     DATE(1)     VALUE($)(3)
-----------------------------------------------------------------------------------------------------
Michael D. Garrett               53,419            3.7           29.50       2/13/2014      175,749
-----------------------------------------------------------------------------------------------------
David M. Ratcliffe               82,265            5.7           29.50       2/13/2014      270,652
                                273,031           19.0           29.315       8/2/2014      911,923
-----------------------------------------------------------------------------------------------------
James H. Miller, III             27,361            1.9           29.50       2/13/2014       90,018
-----------------------------------------------------------------------------------------------------
William C. Archer                25,582            1.8           29.50       2/13/2014       84,165
-----------------------------------------------------------------------------------------------------
C.B. Harreld                     24,306            1.7           29.50       2/13/2014       79,967
-----------------------------------------------------------------------------------------------------
Christopher C. Womack            26,310            1.8           29.50       2/13/2014       86,560
-----------------------------------------------------------------------------------------------------

(1) Under the terms of the Southern Company Omnibus Incentive Compensation Plan, stock option grants were made on February 13, 2004 and August 2, 2004 and vest annually at a rate of one-third on the anniversary date of the grant. Grants fully vest upon termination as a result of death, total disability or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier. The exercise price is the average of the high and low price of Southern Company's common stock on the date granted. Options may be transferred to a revocable trust and, for Messrs. Garrett and Ratcliffe, also may be transferred to certain family members, family trusts and family limited partnerships.

(2) A total of 1,434,915 stock options were granted in 2004 to employees of the Company.

(3) Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the market value of Southern Company's common stock at a future date. Significant assumptions are shown below:

---------------------------------------------------------------
                             RISK-FREE      DIVIDEND   EXPECTED
OPTION DATE   VOLATILITY   RATE OF RETURN    YIELD       TERM
 --------------------------------------------------------------
2/14/2004       19.65%         3.08%         4.75%     5 years
---------------------------------------------------------------
8/2/2004        19.00%         3.75%         4.88%     5 years
---------------------------------------------------------------

AGGREGATED STOCK OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

The following table sets forth information concerning options exercised during the year ending December 31, 2004 by the named executive officers and the value of unexercised options held by them as of December 31, 2004.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES       VALUE       OPTIONS AT YEAR-END(#)           AT YEAR-END($)(2)
                               ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
            NAME               EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------
Michael D. Garrett               32,237      380,336       89,016        100,717         841,868        522,694
-----------------------------------------------------------------------------------------------------------------
David M. Ratcliffe                    0            0      245,302        441,989       2,604,287      2,043,244
-----------------------------------------------------------------------------------------------------------------
James H. Miller, III             30,403      469,200      100,315         57,543       1,092,600        306,862
-----------------------------------------------------------------------------------------------------------------
William C. Archer                56,246      807,819       85,316         53,202         927,510        282,909
-----------------------------------------------------------------------------------------------------------------
C.B. Harreld                     33,000      264,999       29,246         42,805         256,483        215,912
-----------------------------------------------------------------------------------------------------------------
Christopher C. Womack            25,579      395,866      125,213         54,264       1,672,372        287,937
-----------------------------------------------------------------------------------------------------------------

(1) The "Value Realized" is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise above the exercise price.

(2) These columns represent the excess of the fair market value of Southern Company's common stock of $33.52 per share, as of December 31, 2004, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The amounts under the Unexercisable column report the "value" of options that are not vested and therefore could not be exercised as of December 31, 2004.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE
The following table sets forth the estimated annual pension benefits payable at normal retirement age under Southern Company's qualified Pension Plan, as well as non-qualified supplemental benefits, based on the stated compensation and years of service with the Southern Company system for the named executive officers of the Company. Compensation for pension purposes is limited to the average of the highest three of the final 10 years' compensation. Compensation is base salary plus the excess of annual incentive compensation over 15 percent of base salary. The compensation components are reported under columns titled "Salary" and "Bonus" in the Summary Compensation Table detailed earlier in this Information Statement.

The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of the Social Security offset which would apply in most cases.

                                    YEARS OF ACCREDITED SERVICE
               ---------------------------------------------------------------------
COMPENSATION      15         20         25          30           35           40
------------------------------------------------------------------------------------
 $  100,000    $ 25,500   $ 34,000   $ 42,500   $   51,000   $   59,500   $   68,000
    300,000      76,500    102,000    127,500      153,000      178,500      204,000
    500,000     127,500    170,000    212,500      255,000      297,500      340,000
    700,000     178,500    238,000    297,500      357,000      416,500      476,000
    900,000     229,500    306,000    382,500      459,000      535,500      612,000
  1,100,000     280,500    374,000    467,500      561,000      654,500      748,000
  1,300,000     331,500    442,000    552,500      663,000      773,500      884,000
  1,500,000     382,500    510,000    637,500      765,000      892,500    1,020,000
  1,700,000     433,500    578,000    722,500      867,000    1,011,500    1,156,000
  1,900,000     484,500    646,000    807,500      969,000    1,130,500    1,292,000
  2,100,000     535,500    714,000    892,500    1,071,000    1,249,500    1,428,000

As of December 31, 2004, the applicable compensation levels and accredited service for determination of pension benefits would have been:

                                                              COMPENSATION      ACCREDITED
NAME                                                             LEVEL       YEARS OF SERVICE
---------------------------------------------------------------------------------------------
Michael D. Garrett                                             $  874,831           36
---------------------------------------------------------------------------------------------
David M. Ratcliffe                                              1,773,066           33
---------------------------------------------------------------------------------------------
James H. Miller, III(1)                                           530,704           20
---------------------------------------------------------------------------------------------
William C. Archer                                                 499,220           33
---------------------------------------------------------------------------------------------
C.B. Harreld(2)                                                   444,922           31
---------------------------------------------------------------------------------------------
Christopher C. Womack(3)                                          475,237           24
---------------------------------------------------------------------------------------------

(1) The number of accredited years of service includes 10 years credited to Mr. Miller pursuant to a supplemental pension agreement.

(2) The number of accredited years of service includes 10 years credited to Mr. Harreld pursuant to a supplemental pension agreement.

(3) The number of accredited years of service includes eight years credited to Mr. Womack pursuant to a deferred compensation agreement.

--------------------------------------------------------------------------------
STOCK OWNERSHIP TABLE
--------------------------------------------------------------------------------

Southern Company is the beneficial owner of 100 percent of the outstanding common stock of the Company. The following table shows the number of shares of Southern Company common stock owned by directors, nominees and executive officers as of December 31, 2004. It is based on information furnished by the directors, nominees and executive officers. The shares owned by all directors, nominees and executive officers as a group constitute less than one percent of the total number of shares of Southern Company common stock outstanding on December 31, 2004.

                                                                                 SHARES BENEFICIALLY
                                                                                   OWNED INCLUDE:
                                                                                 -------------------
                                                                                 SHARES INDIVIDUALS
                                                                     SHARES        HAVE RIGHTS TO
NAME OF DIRECTORS, NOMINEES                                       BENEFICIALLY    ACQUIRE WITHIN 60
AND EXECUTIVE OFFICERS                  TITLE OF SECURITY           OWNED(1)           DAYS(2)
----------------------------------------------------------------------------------------------------
Juanita Powell Baranco            Southern Company Common Stock        2,963
----------------------------------------------------------------------------------------------------
Robert L. Brown                   Southern Company Common Stock        2,454
----------------------------------------------------------------------------------------------------
Ronald D. Brown                   Southern Company Common Stock           --
----------------------------------------------------------------------------------------------------
Anna R. Cablik                    Southern Company Common Stock        2,263
----------------------------------------------------------------------------------------------------
Michael D. Garrett                Southern Company Common Stock       89,987             88,885
----------------------------------------------------------------------------------------------------
David M. Ratcliffe                Southern Company Common Stock      345,680            331,490
----------------------------------------------------------------------------------------------------
D. Gary Thompson                  Southern Company Common Stock        1,716
----------------------------------------------------------------------------------------------------
Richard W. Ussery                 Southern Company Common Stock       16,999
----------------------------------------------------------------------------------------------------
William J. Vereen                 Southern Company Common Stock        8,593
----------------------------------------------------------------------------------------------------
E. Jenner Wood, III               Southern Company Common Stock        2,701
----------------------------------------------------------------------------------------------------
William C. Archer, III            Southern Company Common Stock      113,682            112,611
----------------------------------------------------------------------------------------------------
C.B. Harreld                      Southern Company Common Stock       56,221             49,475
----------------------------------------------------------------------------------------------------
James H. Miller, III              Southern Company Common Stock      133,621            129,962
----------------------------------------------------------------------------------------------------
Christopher C. Womack             Southern Company Common Stock      154,012            152,963
----------------------------------------------------------------------------------------------------
Directors, Nominees and Executive
  Officers as a group (20 people) Southern Company Common Stock    1,282,236          1,182,962
----------------------------------------------------------------------------------------------------

(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, and/or investment power with respect to a security or any combination thereof.

(2) Indicates shares of Southern Company's common stock that certain executive officers have the right to acquire within 60 days. Shares indicated are included in the Shares Beneficially Owned column.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No reporting person of the Company failed to file, on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act of 1934.

                                 (RECYCLE LOGO)